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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   October 11, 1996
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                    Universal Automotive Industries, Inc.
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           (Exact name of registrant as specified in its charter)



 Delaware                         1-13516               36-3973627
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(State or other                   (Commission         (IRS Employer
jurisdiction of                   File Number)         Identification
incorporation)                                         Number)


3350 North Kedzie Avenue, Chicago, Illinois             60618-5722
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code       (312) 478-2323
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  N/A
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(Former name or former address, if changed since last report)






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ITEM 5. OTHER EVENTS.
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     Universal Automotive Industries, Inc. (the "Company") announced on October
11, 1996, that sales for the third quarter were $17.1 million or a 35% increase compared to $12.7 million in the same quarter in 1995. For the nine months ended September 30, 1996, sales were $50.1 million or a 46% improvement compared to the same 1995 period. Sales growth is due primarily to continued growth in brake parts through increased market penetration in the brake parts sector that is growing at a double digit pace. Overall sales growth remains strong despite a significant decline in the Chicago warehouse/distribution business due to termination of lower margin non-brake product lines, to provide added capacity to handle the Company's brake parts business.




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EXHIBITS

     99. ADDITIONAL EXHIBITS.
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            1.   Press Release dated October 11, 1996.



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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Universal Automotive Industries, Inc.
                                     (Registrant)




DATE:  October 17, 1996              By:     /s/ Arvin Scott
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                                     Name:   Arvin Scott
                                     Title:  Chief Executive Officer, President






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